Exhibit 99.1
QuinStreet Announces Fiscal Fourth Quarter and Fiscal Year 2010 Results
Company Posts 31% Growth; 22% Adjusted EBITDA Margin
Foster City, CA — August 9, 2010 — QuinStreet, Inc. (NASDAQ: QNST), a leader in vertical marketing and media online, today announced its financial results for the fiscal fourth quarter and fiscal year ended June 30, 2010.
For the fourth quarter of fiscal year 2010, the Company reported total revenue of $88.5 million, an increase of 31% over the fourth quarter of fiscal 2009. For the fiscal year ended June 30, 2010, the Company reported total revenue of $334.8 million, an increase of 29% over fiscal 2009.
The Company reported net income of $6.4 million, or $0.13 per diluted common share, for the fourth quarter of fiscal 2010. Adjusted net income for the quarter was $11.6 million, or $0.24 per diluted common share. Adjusted net income excludes stock-based compensation expense and amortization of intangible assets, net of estimated tax.
Revenue for the Financial Services client vertical was $38.7 million for the fiscal fourth quarter, an increase of 76% as compared to the same quarter of fiscal 2009. Revenue for the Education client vertical was $37.3 million for the fiscal fourth quarter, a decrease of 5% as compared to the year-ago quarter. Revenue in the Education client vertical grew 15% excluding changes in revenue from a large education client undergoing a previously disclosed change in their online marketing strategy. Revenue for Other client verticals was $12.6 million for the fiscal fourth quarter, an increase of 96% as compared to the year-ago quarter.
Adjusted EBITDA for the quarter was $19.9 million, or 22% of revenue. It was $71.4 million, or 21% of revenue, for the fiscal year ended June 30, 2010.
Reconciliations of adjusted net income to net income, adjusted EBITDA to net income, and free cash flow to net cash provided by operating activities are included in the accompanying tables.
“We are pleased to have delivered our third consecutive quarter with year-over-year revenue growth of 30% or more. Revenue grew significantly in all verticals, but for one client,” commented Doug Valenti, QuinStreet CEO. “Financial Services continues to grow rapidly and is now our largest vertical. Education client demand is at record levels as we are benefiting from a ‘flight to quality’ driven by regulatory scrutiny and change, and as clients anticipate and adapt to new higher standards.
“We continued to spend aggressively on the development of new capabilities and future growth opportunities in the quarter, while delivering EBITDA margins above target levels. Fiscal 2010 was our eighth straight year of strong growth and strong, consistent profitability. We look forward to many more. QuinStreet has never had stronger client demand, visitor traffic or competitive advantages. We are more excited than ever about the size and attractiveness of our markets.
“We remain confident in our long-term guidance of 15-20% annual growth and 20% EBITDA margins, and we expect to meet or exceed those rates of growth and profitability in the coming year,” concluded Valenti.
Conference Call
QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-877-941-2068 for the U.S. and Canada and 1-480-629-9712 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on August 9, 2010 until 11:59 p.m. PT on August 16, 2010 by dialing 1-800-406-7325 in the U.S. and Canada, or 1-303-590-3030 for international callers, using passcode 4328774#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.
Final operating results will be included in the Company’s annual report on Form 10-K, which will be filed with the Securities and Exchange Commission no later than September 28, 2010.

About QuinStreet
QuinStreet, Inc. (NASDAQ: QNST) is a leader in vertical marketing and media online. QuinStreet is headquartered in Foster City, CA. For more information, please visit www.quinstreet.com.
Non-GAAP Financial Measures
This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net. The term “adjusted net income” refers to a financial measure that we define as net income adjusted for amortization expense and stock-based compensation expense, net of taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow may not be comparable to the definitions as reported by other companies.
We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.
Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.
Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.
Free cash flow is useful to us and investors because it represents the cash that our operating business generates, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate free cash flow along with our consolidated statement of cash flows.
We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements
This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “will,” “believe,” “intend,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact of changes in government regulation and industry standards; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s quarterly report on Form 10-Q filed on May 12, 2010. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.
Contact Information:
Erica Abrams or Matthew Hunt
(415) 217-5864 or (415) 489-2194
erica@blueshirtgroup.com
matt@blueshirtgroup.com

QUINSTREET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	June 30,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$155,770	$25,182
Accounts receivable, net	51,466	33,283
Deferred tax assets	8,528	5,543
Prepaid expenses and other assets	3,123	1,228

Total current assets	218,887	65,236
Property and equipment, net	5,419	4,741
Goodwill	158,582	106,744
Other intangible assets, net	47,156	33,990
Deferred tax assets, noncurrent	3,972	1,525
Other assets, noncurrent	614	642

Total assets	$434,630	$212,878

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$16,776	$13,408
Accrued liabilities	30,144	21,794
Deferred revenue	1,241	718
Debt	15,562	12,890

Total current liabilities	63,723	48,810
Deferred revenue, noncurrent	305	820
Debt, noncurrent	78,046	44,350
Other liabilities, noncurrent	2,534	2,309

Total liabilities	144,608	96,289

Convertible preferred stock	—	43,403

Stockholders’ equity
Common stock	47	15
Additional paid-in capital	217,581	20,634
Treasury stock	(7,779)	(7,064)
Accumulated other comprehensive income	9	21
Retained earnings	80,164	59,580

Total stockholders’ equity	290,022	73,186

Total liabilities, convertible preferred stock and stockholders’ equity	$434,630	$212,878

QUINSTREET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net revenue	$88,547	$67,801	$334,835	$260,527
Cost of revenue (1)	62,858	46,563	240,730	181,593

Gross profit	25,689	21,238	94,105	78,934
Operating expenses: (1)
Product development	5,192	3,895	19,726	14,887
Sales and marketing	4,508	4,137	16,698	16,154
General and administrative	4,353	3,400	18,464	13,172

Operating income	11,636	9,806	39,217	34,721
Interest income	64	24	97	245
Interest expense	(1,046)	(795)	(3,977)	(3,544)
Other income (expense), net	1,302	17	1,523	(239)

Income before income taxes	11,956	9,052	36,860	31,183
Provision for taxes	(5,545)	(3,825)	(16,276)	(13,909)

Net income	$6,411	$5,227	$20,584	$17,274

Net income attributable to common stockholders
Basic	$6,411	$1,702	$12,782	$5,399
Diluted	$6,411	$1,812	$13,201	$5,798

Net income per share attributable to common stockholders
Basic	$0.14	$0.13	$0.50	$0.41
Diluted	$0.13	$0.12	$0.46	$0.39

Weighted average shares used in computing net income per share attributable to common stockholders
Basic	45,067	13,315	25,616	13,294
Diluted	47,762	14,787	28,429	14,971

(1)	Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$968	$439	$3,111	$1,916
Product development	606	175	2,176	669
Sales and marketing	959	409	3,463	1,761
General and administrative	619	766	4,621	1,827

QUINSTREET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cash flows from operating activities
Net income	$6,411	$5,227	$20,584	$17,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,113	3,592	18,791	15,978
Provision for sales returns and doubtful accounts receivable	(517)	110	(751)	1,473
Stock-based compensation	3,152	1,789	13,371	6,173
Excess tax benefits from exercise of stock options	(38)	(112)	(1,859)	(474)
Loss (gain), net on early extinguishment of debt	(1,270)	—	(1,179)	—
Other non-cash adjustments, net	(919)	3	(443)	563
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(3,142)	(2,579)	(14,403)	(9,042)
Prepaid expenses and other assets	5,280	99	29	485
Other assets, noncurrent	33	(1,042)	11	(710)
Deferred tax assets	(5,309)	(4,099)	(5,432)	(4,081)
Accounts payable	(975)	(2,284)	3,363	3,359
Accrued liabilities	2,265	6,213	7,900	2,491
Deferred revenue	(55)	(93)	(112)	(720)
Deferred tax liabilities	(1,473)	—	(1,339)	—
Other liabilities, noncurrent	(10)	(156)	(22)	(199)

Net cash provided by operating activities	8,546	6,668	38,509	32,570

Cash flows from investing activities
Restricted cash	(1)	—	14	711
Proceeds from sales of property and equipment	1	—	53	—
Capital expenditures	(551)	(71)	(2,710)	(1,347)
Business acquisitions, net of notes payable and cash acquired	(15,277)	(8,124)	(68,176)	(27,932)
Internal software development costs	(405)	(247)	(1,414)	(1,060)
Proceeds from sales and maturities of marketable securities	—	—	—	2,302

Net cash used in investing activities	(16,233)	(8,442)	(72,233)	(27,326)

Cash flows from financing activities
Net proceeds from issuance of common shares	(1,286)	—	136,790	—
Proceeds from exercise of common stock options	90	36	1,640	304
Proceeds from bank debt	—	—	43,300	8,607
Principal payments on bank debt	(850)	(750)	(3,100)	(3,500)
Principal payments on acquisition-related notes payable	(9,841)	(2,796)	(15,450)	(9,560)
Excess tax benefits from exercise of stock options	38	112	1,859	474
Repurchases of common stock	—	—	(715)	(1,337)

Net cash provided by / (used in) financing activities	(11,849)	(3,398)	164,324	(5,012)

Effect of exchange rate changes on cash and cash equivalents	(12)	17	(12)	(3)
Net increase in cash and cash equivalents	(19,548)	(5,155)	130,588	229
Cash and cash equivalents at beginning of period	175,318	30,337	25,182	24,953

Cash and cash equivalents at end of period	$155,770	$25,182	$155,770	$25,182

QUINSTREET, INC.
RECONCILIATION OF NET INCOME TO
ADJUSTED NET INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income	$6,411	$5,227	$20,584	$17,274
Amortization of intangible assets	4,219	2,152	15,289	11,736
Stock-based compensation	3,152	1,789	13,371	6,173
Tax impact of the above items	(2,200)	(1,246)	(9,549)	(6,012)

Adjusted net income	$11,582	$7,922	$39,695	$29,171

Less: non-cumulative dividends on convertible preferred stock and undistributed earnings allocated to preferred stock	—		(12,833)

Adjusted net income attributable to common stockholders	$11,582		$26,862

Adjusted diluted net income per common share	$0.24		$0.94

Weighted-average shares used to compute adjusted diluted net income per common share	47,762		28,429

QUINSTREET, INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended	Fiscal Year Ended
	June 30,	June 30,
	2010	2010
Net income	$6,411	$20,584
Interest and other income (expense), net	320	(2,357)
Provision for taxes	5,545	16,276
Depreciation and amortization	5,113	18,791
Stock-based compensation	3,152	13,371

Adjusted EBITDA	$19,901	$71,379

QUINSTREET, INC.
RECONCILIATION OF NET CASH PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended	Fiscal Year Ended
	June 30,	June 30,
	2010	2010
Net cash provided by operating activities	$8,546	$38,509
Capital expenditures	(551)	(2,710)
Internal software development costs	(405)	(1,414)
Free cash flow	$7,590	$34,385